EXHIBIT 1.01

IXYS CORPORATION

CONFLICT MINERALS REPORT

2015

COMPANY OVERVIEW

IXYS Corporation, or IXYS, is a manufacturer of semiconductors, including power semiconductors, mixed-signal integrated circuits and microcontrollers, and of certain electronic systems and subsystems, such pulse generators. IXYS determined that its products contained tin, tungsten and gold, collectively defined as conflict minerals, although the conflict minerals vary by product.

In conducting its business, IXYS is several levels removed from the actual mining of conflict minerals. IXYS does not make purchases of raw ore or unrefined conflict minerals and makes no purchases in the Democratic Republic of the Congo or an adjoining country.

REASONABLE COUNTRY OF ORIGIN INQUIRY

IXYS conducted a reasonable country of origin inquiry, or RCOI, to determine whether the conflict minerals necessary to the functionality or production of its products originated in the Democratic Republic of the Congo or an adjoining country or are from recycled or scrap resources. IXYS contacted suppliers of items incorporated in its products or used in its manufacturing that potentially contained conflict minerals, referred to in this Report as a supplier, and asked them to provide information on (1) the conflict minerals contained in each of the items supplied by that supplier and (2) the source of the conflict minerals, including smelter information and location of mines. Each supplier was asked to complete a Conflict Minerals Reporting Template (“CMRT”) in a form issued by the Conflict-Free Sourcing Initiative (“CFSI”). Not all suppliers responded.

DUE DILIGENCE

The due diligence framework applicable to IXYS was The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

The IXYS due diligence exercise included:

1. Submitting a CMRT to each supplier of items potentially containing conflict minerals. That template provided a standardized method for IXYS to use in the collection of representations, statements and data from suppliers relative to the presence, use, source and chain of custody of conflict minerals in supplier items that are incorporated in IXYS products or used in manufacturing. Not all suppliers responded.

2. Submitting the CFSI’s Smelter Reference List, which is a compilation of names and locations of known smelters and refiners, to each supplier of items potentially containing conflict minerals.

3. Comparing smelters identified in the reporting templates against the list of smelter and refining facilities which have been identified as “compliant” by the CFSI. The CFSI program is a voluntary program whereby an independent third party evaluates smelter or refiner procurement activities to determine whether a smelter or refiner has sufficiently demonstrated that all materials processed by that smelter or refiner originated from sources that do not directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or an adjoining country.

Annex I to this Conflict Minerals Report sets forth a list of smelters and refiners identified through due diligence that IXYS believes may have been used to process conflict minerals contained in IXYS products.

In numerous cases, IXYS received conflicting or incomplete information regarding the facilities utilized to process necessary conflict minerals, as well as insufficient information regarding the mines or sources of origin of those conflict minerals.

Based on the due diligence efforts, IXYS does not have sufficient information to conclusively determine the countries of origin of the conflict minerals in its products or whether the conflict minerals in its products are from recycled or scrap sources. However, based on the information that has been obtained, IXYS believes that the countries of origin of the conflict minerals contained in its products include the countries listed in Annex II below, as well as recycled and scrap sources.

ADDITIONAL RISK FACTORS

The statements included in this Conflict Minerals Report are based on the information available at the time of filing. A number of factors could introduce errors or otherwise affect our statements.

These factors include, but are not limited to: (i) gaps in supplier or smelter data; (ii) errors or omissions by suppliers or smelters; (iii) uncertainty or varied interpretations of the disclosure requirements described in the SEC final rules; (iv) all instances of conflict minerals necessary to the functionality or manufacturing of our products may not yet have been identified; (v) timeliness of data received from our suppliers; (vi) information that is in the public domain may not be discovered; (vii) there may be errors in publicly available information; (viii) language barriers or errors in translation could lead to inaccurate information; (ix) some suppliers and smelters are unfamiliar or uncooperative with the due diligence process and information required to be provided due to this new regulation, which could lead to inaccurate responses; (x) there could be oversights or errors in smelter audits; (xi) materials sourced from the Democratic Republic of the Congo or an adjoining country could be inaccurately declared secondary materials; (xii) difficulties obtaining information from companies that are no longer in business; and (xiii) smuggling of conflict minerals outside the Democratic Republic of the Congo or an adjoining country may make identification of their origin more difficult.

ANNEX I

Metal	Smelter Name	Smelter Country
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	PAMP SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	Pt Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL

Metal	Smelter Name	Smelter Country
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tungsten	H.C. Starck GmbH	GERMANY

ANNEX II

Sources
BELGIUM
BRAZIL
CHINA
INDONESIA
MALAYSIA
PERU
UNITED STATES